UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: September 27, 2005
(Date of earliest event reported: September 22, 2005)

CENTURY CASINOS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	0-22290	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1263 Lake Plaza Drive Suite A, Colorado Springs, CO	80906
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

‘ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

’ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

’ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

’ Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On September 22 and 23, 2005, Century Casinos, Inc. (the “Company”) and its subsidiaries consummated a number of financing arrangements or amendments thereto.

On September 23, 2005 Wells Fargo Bank advised CC Tollgate LLC via a letter of commitment that it was prepared to provide a total of $35 million in financing in the form of a $32.5 million construction term loan and a $2.5 million revolving credit facility to develop a casino and hotel in Central City, Colorado subject to finalization of closing documentation and satisfaction of other conditions stated in the previously agreed upon commitment letter and term sheet. A facility fee of approximately $1 million will be payable regardless of whether the credit facility closes, unless the failure to close is caused by Wells Fargo or by one or more of the lenders.

This summary of the terms of the letter is qualified in its entirety by the text of the letter, a copy of which is attached to this Form 8-K as exhibit 10.152 and is incorporated herein by reference.

On September 23, 2005, the Company and certain of its subsidiaries entered into an amendment to its existing revolving credit facility with Wells Fargo Bank, N.A. Pursuant to the terms of a Fourth Amendment to Amended and Restated Credit Agreement (the “Fourth Amendment”), the Company, WMCK Venture Corp. and subsidiaries (“the Borrower Consolidation”) and Wells Fargo agreed to the following principal changes to the credit facility (capitalized terms have the meanings ascribed to them in the Fourth Amendment and in Section 1.01 of the existing credit facility):

1)	The Guarantor Funded Debt to Borrower Consolidation EBITDA Ratio Requirements were eliminated from the credit facility;
2)
The definition of “EBITDA” used in the credit facility was revised to exclude any cash and non-cash income (including, but not limited to, interest income), transfers, loans and advances from the Company or any of its Subsidiaries that are not members of the Borrower Consolidation;

3)
The ability of the Company, or a subsidiary of the Company, to enter into a management agreement with the Borrowers was permitted but made subject to bank approval, subordination, interest rate and payment limitations;

4)
The Leverage Ratio financial covenant was amended to require the Borrower Consolidation to maintain a maximum Leverage Ratio of 3.00 to 1.00 as of the quarter ending September 30, 2005, decreasing, as scheduled in the Fourth Amendment, to 2.00 to 1.00 as of the quarter ending June 30, 2007 and for all remaining quarters until credit facility terminates.

This summary of the terms of the Fourth Amendment is qualified in its entirety by the text of the Fourth Amendment, a copy of which is attached to this Form 8-K as exhibit 10.153 and is incorporated herein by reference.

On September 22, 2005, CC Tollgate LLC (“Tollgate”), a 65% owned subsidiary of the Company, entered into a Change in Terms Agreement (“Amendment”) with Colorado Business Bank. The Amendment extends the maturity date of the previously disclosed outstanding debt owed by Tollgate to Colorado Business Bank from October 4, 2005 to January 4, 2006. All other terms and conditions of the agreement remain the same. In conjunction with the continued development of the Company’s Central City, Colorado project, the Company anticipates repaying this debt with funds obtained from the Wells Fargo syndicated credit facility.

This summary of the terms of the Amendment is qualified in its entirety by the text of the Amendment, a copy of which is attached to this Form 8-K as exhibit 10.155 and is incorporated herein by reference. A copy of the original agreement has also been attached to this 8-K for reference.

On September 23, 2005, the Company, through its subsidiary Century Resorts Alberta Inc (“CRA”) agreed to the terms of a $20.0 million CAD (approximately $17.1 million USD) credit facility with Canadian Western Bank (“the Bank”) for the development of the Celebrations Casino and Hotel in Edmonton, Alberta, Canada. The credit facility, which is subject to finalization of closing documentation, is initially structured as a construction loan maturing on the earlier of 18 months from the initial construction draw or the receipt of a certified architectural completion certificate, certificate of occupancy and casino license. Upon maturity of the construction loan, the Bank will issue a term loan to CRA, maturing within one to five years at CRA’s preference. Proceeds from the term loan will be used to pay the outstanding balance of the construction loan. The construction loan bears interest bears interest at 1.25% per annum above the Bank’s Prime Lending Rate (currently 4.5%) and is payable on the first day of each month. No principal payments are required on the construction loan. The interest rate on the term loan will be based on the maturity date selected by CRA. Current interest rates range from 5.55% to 6.20%, depending upon the maturity selected. Monthly principal and interest payments on the term loan, payable on the first day of each month, are based on a 10-year amortization term. The loan facility is secured by the assets of CRA and guaranteed by the Company.

The most significant conditions precedent to drawdown of the construction loan are:

1)	CRA must sign a stipulated price construction contract for the entire project. The contract is currently being negotiated.
2)	CRA must obtain the typical building permits necessary to begin construction of the casino.

CRA has the option to prepay the construction loan, without penalty. CRA may elect to prepay up to 10% of the original principal amount of the term loan annually without penalty or bonus; prepayment of any additional amounts is subject to three months interest at the fixed interest rate.

This summary of the terms of the credit facility is qualified in its entirety by the text of the commitment letters and amendments, a copy of which are attached to this Form 8-K as exhibit 10.154 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosure contained in "Item 1.01 Entry into a Material Definitive Agreement" of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits
10.148  Promissory Note and Business Loan Agreement between Tollgate LLC and Colorado Business Bank dated April 8, 2005, and associated Commercial Guarantee provided by Century Casinos, Inc.

10.152 Letter of Commitment from Wells Fargo Bank issued to CC Tollgate LLC for $35 million in financing dated as of September 23, 2005.

10.153 Fourth Amendment to Amended and Restated Credit Agreement, dated as of September 23, 2005.

10.154 Commitment letter by and between Century Resorts Alberta Inc. and Canadian Western Bank dated September 23, 2005, original commitment letter dated August 3, 2005 and amendments dated September 8, 2005 and September 21, 2005.

10.155 Change in Terms Agreement to Colorado Business Bank Loan, dated as of September 22, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Century Casinos, Inc.
(Registrant)
Date: September 27, 2005
                                                                                                By: /s/ Ray Sienko
Ray Sienko, Chief Accounting Officer